Exhibit 10.48
FIRST AMENDMENT
TO
AGREEMENT TO GRANT STOCK
          This First Amendment to Agreement to Grant Stock (“Amendment”) is entered into on May 17, 2006 by and between American Reprographics Company, a Delaware corporation (“ARC”) and Rahul K. Roy (“Roy”).
          This Amendment is entered into with reference to the following facts:
     A. Roy is the Chief Technology Officer of ARC.
     B. The parties entered into an Agreement to Grant Stock dated as of December 7, 2004 (“Agreement”) relative to an ARC product referred to therein as the SubHub product.
     C. The parties wish to clarify with this Amendment certain provisions of the Agreement regarding Roy’s duties relative to the SubHub product.
          Now, Therefore, the parties agree as follows:
     1. Section 2(e) of the Agreement is amended in full to read as follows:
     (e) Roy’s rights to the shares granted hereunder shall vest in their entirety, and not in segments or portions, and shall vest if, and only if,
     (1) During the five (5) years following the date of grant, Roy shall maintain, service and improve the SubHub product, including the development of software patches, as needed, and new functions as may be requested from time to time by ARC customers, vendors or employees and approved by ARC’s Chief Operating Officer; and
     (2) Roy shall continue to be employed by ARC or any of its subsidiaries on the fifth (5th) anniversary of the date of grant. For purposes of this Agreement, if Roy’s employment with ARC terminates under any circumstances other than a termination by ARC without Cause or a termination by Roy for Good Reason, as those terms are defined in and governed by the Employment Agreement dated on January 7, 2005 between ARC and Roy, or any extension thereof (“Employment Agreement”), then Roy shall not be deemed so employed.
     2. All capitalized terms in this Amendment are defined in the Agreement.

     3. In all other respects, the Agreement shall remain in full force and effect without modification.
     IN WITNESS WHEREOF, the parties have executed this First Amendment to Agreement to Grant Stock as of the date first hereinabove set forth.

AMERICAN REPROGRAPHICS COMPANY,
a Delaware corporation

By:	/s/ Mark Legg	/s/ Rahul K. Roy

	Mark Legg	Rahul K. Roy

Title:	CFO

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